FIRST QUARTER 2014 EARNINGS CONFERENCE CALL April 22, 2014

Overview – First Quarter 2014 Page 2 See reconciliation of organic revenue change on page 15. • Revenue increased 6.1% from Q1-13, 6.6% on an organic basis  U.S. organic growth was 4.8%  International organic growth was 9.1% • Seasonal Q1 operating loss of $12 million, improved from loss of $42 million a year ago • Operating margin was (0.7)%, an improvement of 200 basis points • EPS was a loss of $0.05, compared with a loss of $0.14 a year ago

2014 2013 Revenue 1,637.5$ 1,543.0$ Salaries and Related Expenses 1,188.6 1,132.1 Office and General Expenses 460.6 453.3 Operating Loss (11.7) (42.4) Interest Expense (20.2) (36.8) Interest Income 6.2 6.4 Other Income, net 1.7 1.8 Loss Before Income Taxes (24.0) (71.0) Benefit of Income Taxes (1.7) (12.4) Equity in Net (Loss) Income of Unconsolidated Affiliates (0.1) 0.1 Net Loss (22.4) (58.5) Net Loss Attributable to Noncontrolling Interests 1.5 2.2 Net Loss Attributable to IPG (20.9) (56.3) Dividends on Preferred Stock - (2.9) (20.9)$ (59.2)$ Loss per Share Available to IPG Common Stockholders - Basic and Diluted (0.05)$ (0.14)$ Weighted-Average Number of Common Shares Outstanding - Basic and Diluted 422.8 414.2 Dividends Declared per Common Share 0.095$ 0.075$ Three Months Ended March 31, Net Loss Available to IPG Common Stockholders Operating Performance (Amounts in Millions, except per share amounts) Page 3

2014 2013 Total Organic IAN 1,315.7$ 1,241.1$ 6.0% 6.8% CMG 321.8$ 301.9$ 6.6% 5.7% Change Three Months Ended March 31, Revenue ($ in Millions) Page 4 See reconciliation of segment organic revenue change on page 15. Integrated Agency Networks (“IAN”): McCann Worldgroup, FCB (Foote, Cone & Belding), Lowe & Partners, IPG Mediabrands, our digital specialist agencies and our domestic integrated agencies Constituency Management Group (“CMG”): Weber Shandwick, GolinHarris, Jack Morton, FutureBrand, Octagon and our other marketing service specialists $ % Change March 31, 2013 1,543.0$ Total change 94.5 6.1% Foreign currency (21.7) (1.4%) Net acquisitions/(divestitures) 14.2 0.9% Organic 102.0 6.6% March 31, 2014 1,637.5$ Three Months Ended

Geographic Revenue Change Page 5 Total Organic United States 5.0% 4.8% International 7.7% 9.1% United Kingdom 21.1% 10.7% Continental Europe 5.1% 3.8% Asia Pacific 7.2% 11.9% Latin America 5.0% 18.3% All Other Markets (5.1%) 1.4% Worldwide 6.1% 6.6% Three Months Ended March 31, 2014 “All Other Markets” includes Canada, Africa and the Middle East. See reconciliation of organic revenue change on page 15.

(0.9%) 0.9% 3.8% 3.7% (10.8%) 7.0% 6.1% 0.7% 2.8% (12.0%) (10.0%) (8.0%) (6.0%) (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q4-05 Q4-06 Q4-07 Q4-08 Q4-09 Q4-10 Q4-11 Q4-12 Q4-13 Organic Revenue Growth Page 6 See reconciliation on page 16. Trailing Twelve Months Q1-14 3.8%

Expenses ($ in Millions) Page 7 See reconciliation of organic measures on page 15. Salaries & Related 2014 2013 $ Total Organic Three Months Ended March 31, 1,188.6$ 1,132.1$ 56.5$ 5.0% 5.5% % of Revenue 72.6% 73.4% Three months severance 20.4$ 26.1$ (5.7)$ (21.8%) % of Revenue 1.2% 1.7% Office & General 2014 2013 $ Total Organic Three Months Ended March 31, 460.6$ 453.3$ 7.3$ 1.6% 2.3% % of Revenue 28.1% 29.4% Three months occupancy expense (ex-D&A) 127.2$ 122.6$ 4.6$ 3.8% % of Revenue 7.8% 7.9% Change Change

(1.7%) 1.7% 5.3% 8.5% 5.7% 8.4% 9.8% 9.8% 8.4% 9.3% 9.6% (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q4-05 Q4-06 Q4-07 Q4-08 Q4-09 Q4-10 Q4-11 Q4-12 Q4-13 Operating Margin Page 8 Trailing Twelve Months Q1-14 Adjusted operating margin before our Q4 2013 restructuring charge that differs from reported operating margin is represented in green. See reconciliation of adjusted operating margin on page 17. 8.7%

Balance Sheet – Current Portion ($ in Millions) Page 9 March 31, December 31, March 31, 2014 2013 2013 CURRENT ASSETS: Cash and cash equivalents 771.0$ 1,636.8$ 1,645.7$ Marketable securities 5.6 5.3 5.4 Accounts receivable, net 4,013.4 4,565.4 3,885.7 Expenditures billable to clients 1,692.7 1,536.4 1,511.4 Other current assets 399.2 340.1 400.0 Total current assets 6,881.9$ 8,084.0$ 7,448.2$ CURRENT LIABILITIES: Accounts payable 6,048.5$ 6,914.2$ 5,650.2$ Accrued liabilities 587.4 718.4 596.4 Short-term borrowings 171.1 179.1 159.7 Current portion of long-term debt 353.2 353.6 1.9 Total current liabilities 7,160.2$ 8,165.3$ 6,408.2$

2014 2013 NET LOSS (22)$ (59)$ OPERATING ACTIVITIES Depreciation & amortization 57 55 Deferred taxes (23) (50) Other non-cash items 7 5 Change in working capital, net (723) (722) Other non-current assets & liabilities (22) (4) Net cash used in Operating Activities (726) (775) INVESTING ACTIVITIES Capital expenditures (27) (18) Acquisitions & deferred payments, net (22) (35) Business & investment purchases/sales, net 2 2 Net cash used in Investing Activities (47) (51) FINANCING ACTIVITIES Repurchase of common stock (45) (76) Common stock dividends (40) (31) Net decrease in short-term bank borrowings (7) (11) Distributions to noncontrolling interests (6) (1) Exercise of stock options 6 18 Preferred stock dividends - (3) Other financing activities 1 - Net cash used in Financing Activities (91) (104) Currency Effect (2) (10) Decrease in Cash & S/T Marketable Securities (866)$ (940)$ Three Months Ended March 31, Cash Flow ($ in Millions) Page 10 (1) Excludes the net purchase, sale and maturities of short-term marketable securities. See reconciliation on page 18. (1)

$2,349 $2,120 $1,947 $1,737 $1,769 $1,652 $1,663 $1,655 $1,000 $1,500 $2,000 $2,500 $3,000 12/31/2007 12/31/2008 12/31/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2013 3/31/2014 $2,450 Total Debt (1) ($ in Millions) Page 11 (2) (1) Includes current portion of long-term debt, short-term borrowings and long-term debt. (2) Includes our November 2012 debt issuances of $800 aggregate principal amount of Senior Notes, which pre-funded our plan to redeem a similar amount of debt in 2013. (3) In April 2014 we issued debt of $500 aggregate principal amount of 4.20% Senior Notes due 2024 and exercised our option to redeem $350 aggregate principal amount of 6.25% Senior Unsecured Notes due 2014. (3)

• Q1 a solid start on FY-14 performance objectives • Traction from key strategic drivers  Quality of our agency offerings  Strength in high-growth disciplines/regions  New business  Cost alignment actions in Q4-13 • 2014 focus is on margin improvement • Financial strength continues to be a source of value creation  Lower cost of debt  Raised dividend and authorized new share repurchase program Summary Page 12

Appendix

Depreciation and Amortization ($ in Millions) Page 14 Q1 YTD 2014 Depreciation and amortization of fixed assets and intangible assets 40.5$ 40.5$ Amortization of restricted stock and other non-cash compensation 15.1 15.1 Net amortization of bond discounts and deferred financing costs 1.0 1.0 Q1 Q2 Q3 Q4 FY 2013 Depreciation and amortization of fixed assets and intangible assets 38.2$ 39.2$ 40.5$ 39.5$ 157.4$ Amortization of restricted stock and other non-cash compensation 15.5 9.4 8.0 10.2 43.1 Net amortization of bond discounts and deferred financing costs 1.4 2.6 1.4 3.2 8.6 2014 2013

Reconciliation of Organic Measures ($ in Millions) Page 15 Three Months Ended March 31, 2013 Foreign Currency Net Acquisitions / (Divestitures) Three Months Ended March 31, 2014 Organic Total Segment Revenue IAN 1,241.1$ (21.5)$ 11.4$ 84.7$ 1,315.7$ 6.8% 6.0% CMG 301.9 (0.2) 2.8 17.3 321.8 5.7% 6.6% Total 1,543.0$ (21.7)$ 14.2$ 102.0$ 1,637.5$ 6.6% 6.1% Geographic United States 894.4$ -$ 1.3$ 43.3$ 939.0$ 4.8% 5.0% International 648.6 (21.7) 12.9 58.7 698.5 9.1% 7.7% United Kingdom 138.4 8.3 6.1 14.8 167.6 10.7% 21.1% Continental Europe 159.5 2.9 (0.7) 6.0 167.7 3.8% 5.1% Asia Pacific 175.9 (14.7) 6.5 20.9 188.6 11.9% 7.2% Latin America 86.3 (12.5) 1.0 15.8 90.6 18.3% 5.0% All Other Markets 88.5 (5.7) - 1.2 84.0 1.4% (5.1%) Worldwide 1,543.0$ (21.7)$ 14.2$ 102.0$ 1,637.5$ 6.6% 6.1% Expenses Salaries & Related 1,132.1$ (13.2)$ 7.7$ 62.0$ 1,188.6$ 5.5% 5.0% Office & General 453.3 (7.0) 3.8 10.5 460.6 2.3% 1.6% Total 1,585.4$ (20.2)$ 11.5$ 72.5$ 1,649.2$ 4.6% 4.0% Organic Components of Change Change

Reconciliation of Organic Revenue Growth

Last Twelve Months Ending	Beginning of Period Revenue	Components of Change During the Period: Foreign Currency	Net Acquisitions / (Divestitures)	Organic	End of Period Revenue
12/31/05	$ 6,387.0	$ 40.4	$ (107.4)	$ (56.2)	$ 6,263.8
3/31/06	6,323.8	(10.9)	(132.6)	81.5	6,261.8
6/30/06	6,418.4	(8.8)	(157.5)	(68.5)	6,183.6
9/30/06	6,335.9	(13.9)	(140.4)	15.6	6,197.2
12/31/06	6,263.8	20.7	(165.5)	57.8	6,176.8
3/31/07	6,261.8	78.4	(147.2)	16.0	6,209.0
6/30/07	6,183.6	102.4	(124.7)	166.6	6,327.9
9/30/07	6,197.2	137.3	(110.9)	209.2	6,432.8
12/31/07	6,176.8	197.5	(70.7)	233.1	6,536.7
3/31/08	6,209.0	217.8	(45.9)	280.6	6,661.5
6/30/08	6,327.9	244.8	(12.6)	282.4	6,842.5
9/30/08	6,432.8	237.4	32.8	317.2	7,020.2
12/31/08	6,536.7	71.5	87.6	243.0	6,938.8
3/31/09	6,661.5	(88.3)	114.7	91.9	6,779.8
6/30/09	6,842.5	(286.2)	139.2	(275.3)	6,420.2
9/30/09	7,020.2	(390.1)	115.2	(636.4)	6,108.9
12/31/09	6,938.8	(251.6)	69.1	(748.9)	6,007.4
3/31/10	6,779.8	(88.2)	36.0	(705.4)	6,022.2
6/30/10	6,420.2	59.1	2.0	(316.9)	6,164.4
9/30/10	6,108.9	117.7	9.6	60.1	6,296.3
12/31/10	6,007.4	63.3	17.0	419.6	6,507.3
3/31/11	6,022.2	21.0	18.2	583.7	6,645.1
6/30/11	6,164.4	61.5	12.4	535.8	6,774.1
9/30/11	6,296.3	119.1	(7.7)	539.5	6,947.2
12/31/11	6,507.3	122.2	(8.6)	393.7	7,014.6
3/31/12	6,645.1	92.9	(1.4)	310.0	7,046.6
6/30/12	6,774.1	(14.3)	14.5	247.3	7,021.6
9/30/12	6,947.2	(117.2)	39.7	95.8	6,965.5
12/31/12	7,014.6	(147.6)	41.8	47.4	6,956.2
3/31/13	7,046.6	(143.7)	48.2	41.3	6,992.4
6/30/13	7,021.6	(111.4)	56.9	65.8	7,032.9
9/30/13	6,965.5	(80.3)	49.5	128.2	7,062.9
12/31/13	6,956.2	(80.4)	50.3	196.2	7,122.3
3/31/14	6,992.4	(89.9)	51.2	263.1	7,216.8

Page 16

($ in Millions)

Reconciliation of Adjusted Operating Margin ($ in Millions) Page 17 Last Twelve Months Ending Operating Income Q4 2013 Restructuring Charge Adjusted Operating Income 12/31/13 598.3$ 60.6$ 658.9$ 3/31/14 629.0 . 89.6

Reconciliation of Investing Cash Flow ($ in Millions) Page 18 2014 2013 INVESTING ACTIVITIES Cash used in Investing Activities per presentation (47)$ (51)$ Purchase, sale and maturities of short-term marketable securities, net - 11 Cash used in Investing Activities as reported (47)$ (40)$ Three Months Ended March 31,

Metrics Update

Metrics Update Page 20 SALARIES & RELATED Trailing Twelve Months (% of revenue) Base, Benefits & Tax Incentive Expense Severance Expense Temporary Help OFFICE & GENERAL Trailing Twelve Months (% of revenue) Professional Fees Occupancy Expense (ex-D&A) T&E, Office Supplies & Telecom All Other O&G FINANCIAL Available Liquidity $1.0 Billion 5-Year Credit Facility Covenants Category Metric

Salaries & Related Expenses Page 21 63.2% 63.8% 63.8% 60.0% 62.0% 64.0% 66.0% 3/31/2013 12/31/2013 3/31/2014 % of Revenue, Trailing Twelve Months

2014 2013 Salaries & Related Expenses (% of Revenue) Page 22 Three Months Ended March 31 “All Other Salaries & Related,” not shown, was 3.3% and 2.6% for the three months ended March 31, 2014 and 2013, respectively. 1.2% 1.7% 0.0% 1.0% 2.0% 3.0% Severance Expense 3.9% 3.8% 0.0% 2.0% 4.0% 6.0% Temporary Help 3.9% 4.0% 0.0% 2.0% 4.0% 6.0% Incentive Expense 60.3% 61.3% 50.0% 55.0% 60.0% 65.0% Base, Benefits & Tax

27.1% 26.9% 26.7% 25.0% 27.0% 29.0% 31.0% 3/31/2013 12/31/2013 3/31/2014 % of Revenue, Trailing Twelve Months Office & General Expenses Page 23 (1) (1) (1) Office & general expenses excludes our Q4 2013 restructuring charge, which was recorded as a separate line item in our income statement.

1.7% 1.8% 0.0% 1.0% 2.0% 3.0% Professional Fees 7.8% 7.9% 4.0% 6.0% 8.0% 10.0% Occupancy Expense (ex-D&A) 14.7% 15.8% 12.0% 14.0% 16.0% 18.0% All Other O&G 3.9% 3.9% 2.0% 3.0% 4.0% 5.0% T&E, Office Supplies & Telecom Office & General Expenses (% of Revenue) Page 24 Three Months Ended March 31 “All Other O&G” includes production expenses, depreciation and amortization, bad debt expense, adjustments for contingent acquisition obligations, foreign currency gains (losses), restructuring and other reorganization-related charges (reversals), long-lived asset impairments and other expenses. 2014 2013

$1,651 $1,619 $1,005 $1,642 $777 $986 $986 $986 $986 $985 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 3/31/2013 6/30/2013 9/30/2013 12/31/2013 3/31/2014 Cash, Cash Equivalents and Short-Term Marketable Securities Available Committed Credit Facility Available Liquidity ($ in Millions) Page 25 Cash, Cash Equivalents and Short-Term Marketable Securities + Available Committed Credit Facility (1) (1) (2) (1) Includes net proceeds from our November 2012 debt issuances of $800 aggregate principal amount of Senior Notes, which pre-funded our plan to address our capital structure in 2013. (2) In July 2013, we used $630 to redeem $600 aggregate principal amount of our 10.00% Notes at 105%.

$1.0 Billion 5-Year Credit Facility Covenants ($ in Millions) Page 26 Last Twelve Months Ending March 31, 2014 I. Interest Coverage Ratio (not less than): 5.00x Actual Interest Coverage Ratio: 10.34x II. Leverage Ratio (not greater than): 3.25x Actual Leverage Ratio: 1.99x Interest Coverage Ratio - Interest Expense Reconciliation Last Twelve Months Ending March 31, 2014 Interest Expense: $106.0 - Interest income 24.5 - Other 6.8 + Preferred stock dividends 5.8 Net interest expense as defined: $80.5 EBITDA Reconciliation Last Twelve Months Ending March 31, 2014 Operating Income: $629.0 + Depreciation and amortization 202.4 + Other non-cash charges 1.2 EBITDA as defined: $832.6 Covenants

Cautionary Statement Page 27 This investor presentation contains forward-looking statements. Statements in this investor presentation that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: ➔ potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition; ➔ our ability to attract new clients and retain existing clients; ➔ our ability to retain and attract key employees; ➔ risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy; ➔ potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments; ➔ risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and ➔ developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world. Investors should carefully consider these factors and the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors.